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                        SARA LEE CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE        EXHIBIT 11
                         (IN MILLIONS EXCEPT PER SHARE DATA)


                                            FOR THE YEAR ENDED JUNE 29, 1996
                                           ----------------------------------
                                             PRIMARY           FULLY DILUTED
                                           -----------        ---------------
EARNINGS:
Net income                                    $  916               $  916

Less:  Dividends on Preferred Stocks,
         net of tax benefits                     (27)                 (12)

         Adjustment attributable to
         conversion of ESOP Convertible
         Preferred Stock                          --                   (7)
                                               -------           -------------

Net Income Available for Common
  Stockholders                                $  889               $  897
                                               -------           -------------
                                               -------           -------------



SHARES:
Average Shares Outstanding                       482                  482

Add:  Common Stock Equivalents -

          Stock options                            2                    3

          ESOP Convertible Preferred Stock        --                   18

          Restricted stock and other               1                    1
                                               -------           -------------

Adjusted Weighted Average Shares
  Outstanding                                    485                  504
                                               -------           -------------
                                               -------           -------------



NET INCOME PER COMMON SHARE:                 $  1.83              $  1.78
                                               -------           -------------
                                               -------           -------------


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                      SARA LEE CORPORATION AND SUBSIDIARIES           EXHIBIT 11
                    COMPUTATION OF NET INCOME PER COMMON SHARE
                       (IN MILLIONS EXCEPT PER SHARE DATA)

                                             FOR THE YEAR ENDED JULY 1, 1995
                                            ----------------------------------
                                                PRIMARY         FULLY DILUTED
                                            -------------      ---------------

EARNINGS:
Net income                                      $  804             $  804

Less:  Dividends on Preferred Stocks,
         net of tax benefits                       (28)               (12)

         Adjustment attributable to
         conversion of ESOP Convertible
         Preferred Stock                            --                 (8)
                                                 -------         -------------

Net Income Available for Common
  Stockholders                                  $  776             $  784
                                                 -------         -------------
                                                 -------         -------------



SHARES:
Average Shares Outstanding                         478                478

Add:  Common Stock Equivalents -

          Stock options                              1                  2

          ESOP Convertible Preferred Stock          --                 18

          Restricted stock and other                 1                  1
                                                 -------         -------------

Adjusted Weighted Average Shares
  Outstanding                                      480                499
                                                 -------         -------------
                                                 -------         -------------



NET INCOME PER COMMON SHARE:                    $ 1.62            $  1.57
                                                 -------         -------------
                                                 -------         -------------